UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 22, 2021

Cloudflare, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39039	27-0805829
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Townsend Street San Francisco, CA	94107
(Address of principal executive offices)	(Zip code)

(888) 993-5273

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	NET	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

As previously disclosed on December 27, 2021, Cloudflare, Inc. (“Cloudflare” or the “Company”) filed a Current Report on Form 8-K (the “Original Filing”) with the Securities and Exchange Commission (the “SEC”) to report that the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) granted to each of Matthew Prince, the Company’s Chief Executive Officer, and Michelle Zatlyn, the Company’s President and Chief Operating Officer (each, a “Co-Founder”), a 10-year performance-based stock option that vests and becomes exercisable only if the Company achieves certain stock price milestones and the Co-Founder continues to remain in a primary leadership position with the Company (the “Performance Awards”).

This Form 8-K/A is being filed to update the disclosure under Item 8.01 of the Original Filing to add information regarding the Amended Performance Awards (defined below). The description below is qualified in its entirety by reference to the full text of the Amended and Restated Performance Award Agreement, the form of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference. Other than the foregoing, there are no changes to the disclosures provided in the Original Filing.

Co-Founder Performance Awards

On April 20, 2022, the Compensation Committee approved an amendment to the Performance Awards revising the terms of the stockholder approval necessary to avoid forfeiture of the Performance Awards (the “Amended Performance Awards”). The Amended Performance Awards require the affirmative vote of a majority of the voting power of all issued and outstanding shares of Class A common stock and Class B common stock entitled to vote, as of the record date for such vote and voting as a single class, excluding those shares of common stock held of record or beneficially, directly or indirectly, by (i) the Co-Founders, (ii) the named executive officers of the Company and other employees of the Company that were awarded performance-based stock options under the Company’s 2019 Equity Incentive Plan (the “2019 Plan”) effective as of February 14, 2022 and (iii) certain of their respective affiliates (the “Disinterested Stockholders”) at the annual meeting or a special meeting of the Company’s stockholders in 2022 (the “Meeting”). If a majority of the voting power held by the Disinterested Stockholders do not approve the Amended Performance Awards by December 22, 2022, the Amended Performance Awards will be immediately and automatically forfeited.

Other Information

The Company has filed with the SEC, and will furnish to its stockholders, a proxy statement in connection with the Amended Performance Awards (the “Proxy Statement”) to be voted upon at the Meeting. The Proxy Statement contains important information about the Amended Performance Awards and related matters. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE AMENDED PERFORMANCE AWARDS. Stockholders will be able to obtain free copies of these documents and other documents filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov. In addition, stockholders will be able to obtain free copies of these documents from the Company by contacting the Company’s Investor Relations by email at IR@cloudflare.com, or by going to the Company’s Investor Relations page on its website at https://cloudflare.NET.

Participants in the Solicitation

The directors and executive officers of the Company may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the Amended Performance Awards. The information regarding the interests of participants in the solicitation of proxies in respect of the Meeting was included in the Proxy Statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Amended and Restated Performance Stock Option Agreement

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cloudflare, Inc.

Dated: April 21, 2022	By:	/s/ Douglas Kramer
Douglas Kramer
General Counsel and Secretary